UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2018 (October 10, 2018)

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35106	27-5403694
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11 Penn Plaza, New York, NY		10001
(Address of principal executive offices)		(Zip Code)
(212) 324-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Frank J. Biondi, Jr. as a New Class A Director
On October 10, 2018, the Board of Directors of AMC Networks Inc. (“AMC Networks” or the “Company”) expanded the size of the Board of Directors from 14 directors to 15 directors. The Board then accepted the resignation of Robert Wright as a director elected by the holders of Class A Common Stock and appointed Mr. Wright as a director elected by the holders of Class B Common Stock. The Board then appointed Mr. Frank J. Biondi to serve as a member of the Board. In accordance with AMC Networks’ Amended and Restated Certificate of Incorporation, Mr. Biondi was designated as a director elected by the holders of Class A Common Stock.
Frank J. Biondi, Jr. has served as Senior Managing Director of WaterView Advisors LLC, an investment advisor organization, since 1999. Prior to WaterView Advisors, Mr. Biondi was the Chairman and Chief Executive Officer of Universal Studios, Inc. from 1996 to 1998, the President and Chief Executive Officer of Viacom, Inc. from 1987 to 1996, Executive Vice President of the Entertainment Business Sector of The Coca-Cola Company and Chairman and Chief Executive Officer of Coca-Cola Television from 1985 to 1987, Chairman and Chief Executive Officer of Time Inc.’s subsidiary Home Box Office, Inc. from 1982 to 1984, Vice President of Time Inc. from 1978 to 1984 and Assistant Treasurer of the Children’s Television Workshop from 1974 to 1978. Mr. Biondi also serves as a director of The Madison Square Garden Company since 2016 and ViaSat, Inc. since 2015. Previously, Mr. Biondi served as a director of Hasbro, Inc. from 2002 to May 2015, RealD Inc. from 2010 until it ceased being a public company in March 2016, Cablevision from 2005 until its sale in June 2016, Amgen Inc. from 2002 until 2017 and Seagate Technology plc from 2005 until 2017.
In light of Mr. Biondi’s experience as a senior executive and director of other public companies and his knowledge of the industry, our Board concluded that Frank J. Biondi, Jr. should be appointed as a director of the Company.
There were no arrangements or understandings between Mr. Biondi and any other person pursuant to which Mr. Biondi was selected as a director.

Employment Agreements with Sean S. Sullivan, Executive Vice President and Chief Financial Officer, and James G. Gallagher, Executive Vice President and General Counsel
On October 12, 2018, the Company entered into a new employment agreement (an “Employment Agreement”) with each of its Executive Vice President and Chief Financial Officer, Sean S. Sullivan, and its Executive Vice President and General Counsel, James G. Gallagher (together, the “Employment Agreements”), which became effective October 10, 2018. The Employment Agreements provide for Mr. Sullivan’s continued employment as Executive Vice President and Chief Financial Officer and for Mr. Gallagher’s continued employment as Executive Vice President and General Counsel of the Company through December 31, 2022 with a minimum annual base salary of $900,000 for Mr. Sullivan and $800,000 for Mr. Gallagher (in each case, subject to annual review and potential increase in the discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). In addition, Mr. Sullivan’s agreement provides for an annual target bonus opportunity equal to 125% of annual base salary for 2018 and 2019 and 150% of annual base salary for 2020, 2021 and 2022, each of which is subject to the discretion of the Compensation Committee. Mr. Gallagher’s Employment Agreement provides for an annual target bonus opportunity equal to 100% of his annual base salary (effective as of January 1, 2018) subject to the discretion of the Compensation Committee. The Employment Agreements provide that, beginning in 2019, it is expected that Mr. Sullivan’s and Mr. Gallagher’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $3,000,000 for Mr. Sullivan and $1,500,000 for Mr. Gallagher, as determined by the Compensation Committee. Messrs. Sullivan and Gallagher remain eligible for the Company’s standard benefit programs subject to meeting the relevant eligibility requirements, payment of required premiums and the terms of the plans. The Committee will review Messrs. Sullivan’s and Gallagher’s compensation packages annually and may, in its sole discretion, increase their compensation as a result of such review.
In connection with entering into their respective Employment Agreements, each of Mr. Sullivan and Mr. Gallagher received a one-time award of restricted stock units with a target value of $6,000,000 for Mr. Sullivan and $4,000,000 for Mr. Gallagher (the “Special Equity Awards”), each of which vests, subject to continued employment and achievement of the applicable performance criteria, on December 31, 2022. Notwithstanding the foregoing, the Special Equity Awards will vest (i) on a change in control (as defined in the award agreement) of the Company or (ii) subject to achievement of the applicable performance criteria and Mr. Sullivan’s and/or Mr. Gallagher’s execution of a separation agreement (as described below), on their termination of employment without Cause or for Good Reason (as those terms are defined in the Employment Agreement) or due to their death or disability

If, prior to December 31, 2022, Mr. Sullivan’s or Mr. Gallagher’s employment with the Company is terminated (i) by the Company other than for Cause or (ii) by the executive for Good Reason other than if Cause exists then, subject to the applicable executive’s execution and effectiveness of a severance agreement satisfactory to the Company (including, without limitation, a full and complete general release in favor of the Company and its affiliates and non-competition, non-solicitation, non-disparagement, confidentiality and further cooperation obligations and restrictions on the executive), the Company will provide the executive with the following benefits and rights:

a)	a cash severance payment in an amount equal to not less than two times the sum of the executive’s annual base salary and annual target bonus as in effect at the time of termination of employment;

b)
a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Compensation Committee in its sole discretion and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance (collectively, the “Bonuses”);

c)
each of the executive’s outstanding long-term cash incentive awards and performance-based restricted stock units shall immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards shall be to the same extent that other similarly situated active employees receive payment as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

d)
each of the executive’s outstanding restricted stock or restricted stock unit awards granted under plans of the Company (other than the Special Equity Awards) generally will continue to vest in accordance with its original vesting schedule (subject to the satisfaction of any applicable performance criteria); provided that a prorated portion of any such awards outstanding on October 10, 2018 will vest and be settled immediately on termination (subject to the satisfaction of any applicable performance criteria); and

e)
each of the executive’s outstanding stock options and stock appreciation awards under plans of the Company, if any, will continue to vest in accordance with their original vesting schedule and he will have the right to exercise each of such options and awards for the remainder of the term of such option or award.

If Mr. Sullivan or Mr. Gallagher ceases to be an employee of the Company prior to December 31, 2022 as a result of his death or physical or mental disability, and at such time Cause does not exist, subject to the applicable executive’s execution of a separation agreement (other than in the case of death), the Company will pay the executive (or his spouse or beneficiary) the Bonuses, and the executive’s outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.
In connection with any termination of Mr. Sullivan’s or Mr. Gallagher’s employment, other than as specifically provided above, all equity or cash incentive grants or awards he may then have outstanding will be treated in accordance with their terms and nothing in the Employment Agreements is intended to limit any more favorable rights to which the executive is entitled under the terms of his equity or cash incentive grants or awards, including in the event of a termination of employment, a “going private transaction” or a “change of control” (as such terms are defined in the award agreements).
Each of the Employment Agreements contains certain covenants by the executive, including a non-competition agreement that restricts the executive’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company.
If any payment due under the Employment Agreements would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the Company will instead pay the applicable executive either (a) the amount of that payment or (b) the maximum amount that could be paid to the executive without the imposition of the excise tax, depending on whichever amount results in the executive receiving the greater amount of after-tax proceeds.
The above description is qualified in its entirety by reference to the Employment Agreement with each of Mr. Sullivan and Mr. Gallagher, which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated into this Item 5.02 by reference.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits
10.1    Employment Agreement dated October 12, 2018, between AMC Networks Inc. and Sean S. Sullivan.
10.2    Employment Agreement dated October 12, 2018, between AMC Networks Inc. and James G. Gallagher.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.
(Registrant)

Dated:	October 12, 2018	By:	/s/ Anne G. Kelly
Name: Anne G. Kelly
Title: Senior Vice President and Secretary